Registration No. 33-
                                                             ------------------

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                    ------------

                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                    ------------

                                 THE TRAVELERS INC.
               (Exact name of registrant as specified in its charter)

                                   -------------

              Delaware                                 52-1568099
         (State or other                         (IRS Employer
         jurisdiction of                         Identification No.)
         incorporation or
         organization)
                                65 East 55th Street
                                 New York, NY 10022
                                   (212) 891-8900
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ----------------
                               Charles O. Prince, III
                                 The Travelers Inc.
                     Senior Vice President and General Counsel
                                65 East 55th Street
                                 New York, NY 10022
                                   (212) 891-8854
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ----------------

          Approximate date of commencement of proposed sale to the public:
       From time to time on or after the effective date of this Registration Statement.

                                  ----------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                                  ----------------

                          CALCULATION OF REGISTRATION FEE
================================================================================
Title of Securities                Proposed       Proposed
  being registered    Amount        maximum        maximum          Amount
                      being       offering price   aggregate      registration
                      registered    per unit     offering price        fee
- --------------------------------------------------------------------------------
    7 5/8% Notes Due
     January 15, 1997   (1)           (1)            (1)               (1)

    9 1/2% Senior Note
     Due March 1, 2002  (1)           (1)            (1)               (1)
                                                                       ---
            Total                                                     $100

   (1) The 7 5/8% Notes and the 9 1/2% Senior Notes covered by this registration statement have previously been registered under the Securities Act of 1933, under registration statements on Forms S-3 and S-4, respectively, of The Travelers Corporation, a predecessor by merger of the registrant, which registration statements were declared
   effective July  30, 1986 and  July 10, 1992,   respectively  (File   Nos.
   33-7508  and   33-46611,  respectively).  Registration fees have been paid with respect to all such securities and the minimum registration fee of $100 is being paid herewith in connection with this registration statement, in accordance with Rule 457 and Section 6(b) of the Securities Act.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
   Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

               SUBJECT TO COMPLETION, DATED JUNE 10, 1994
     PROSPECTUS


                           THE TRAVELERS INC.

     $185,000,000 principal amount of 7 5/8% Notes due January 15, 1997 $300,000,000 principal amount of 9 1/2% Senior Notes due March 1, 2002


                  -------------------------------------

             The Travelers Inc. (the "Company") has become the obligor of certain securities originally issued by the Company's predecessor by merger. The Travelers Corporation, a Connecticut corporation ("old Travelers"), issued its 7 5/8% Notes due January 15, 1997 (the "7 5/8% Notes") and its 9 1/2% Senior Notes due March 1, 2002 (the "9 1/2% Notes"; the 7 5/8% Notes and the 9 1/2% Notes are hereinafter referred to collectively from time to time as the "Notes"). On
   December 31, 1993, old Travelers was merged (the "Merger") with and into the Company and the Company assumed all of old Travelers' obligations with respect to the Notes.



                  -------------------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  -------------------------------------

             This Prospectus may be used by Smith Barney Inc. ("Smith Barney"), a subsidiary of the Company, in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions.

   ___________, 1994

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

             No person is authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or Smith Barney. This Prospectus does not constitute an offer of any securities other than the securities to which this Prospectus relates, or an offer to any person in any jurisdiction where such offer would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the affairs of the Company or its subsidiaries since the date hereof.

             For North Carolina purchasers: These securities have not been approved or disapproved by the Commissioner of Insurance for the State of North Carolina, nor has the Commissioner ruled upon the accuracy or adequacy of this Prospectus.

                           ------------------

                          AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at: Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange and the Pacific Stock Exchange, and such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, and 233 South Beaudry Avenue, Los Angeles, California 90012.

                           -------------------

             The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act") with respect to the Notes. Old Travelers has also filed a Registration Statement on Form S-3 under the Act with respect to the 7 5/8% Notes and a Registration Statement on Form S-4 with respect to the 9 1/2% Notes. For further information with respect to the Notes, reference is made to those Registration Statements and the exhibits thereto.

                          --------------------

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The Company incorporates by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act:

               1. Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1993.

               2. Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended March 31, 1994.

               3. Current Reports of the Company on Form 8-K dated December 31, 1993, January 24, 1994, March 1, 1994,
             May 3, 1994 and June 10, 1994.

             All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the date on which Smith Barney ceases offering and selling Notes pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

             Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

             The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statement of which this Prospectus forms a part other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Corporate Communications and Investor Relations, The Travelers Inc., 65 East 55th Street, New York, New York 10022; telephone (212) 891-8900.


                               THE COMPANY

             The Company is a financial services holding company engaged, through its subsidiaries, principally in four business segments: Investment Services, Consumer Finance Services, Life Insurance Services and Property & Casualty Insurance Services. In December 1992, the Company, then known as Primerica Corporation, acquired approximately 27% of the common stock of old Travelers in a series of related transactions. This acquisition was accounted for as a purchase with an effective accounting date of December 31, 1992. During 1993, this investment was accounted for on the equity method. On December 31, 1993, the Company acquired the remaining approximately 73% of old Travelers common stock it did not already own through the merger of old Travelers into the Company (the "Merger"). In the Merger, each share of old Travelers common stock (other than shares held by the Company, old Travelers, or shareholders who properly exercised dissenters' rights) was exchanged for .80423 of a share of the Company's common stock. The Company, as the surviving corporation of the Merger, changed its name from Primerica Corporation to The Travelers Inc. The Company also issued shares of its preferred stock in exchange for outstanding shares of old Travelers preference stock. The total purchase price in the Merger was approximately $3.4 billion. The 1992 acquisition and the Merger are being accounted for as a step acquisition.

             In July 1993, the Company and certain of its subsidiaries acquired substantially all of the assets and assumed certain of the liabilities of the domestic retail brokerage business and the asset management business of Shearson Lehman Brothers Holdings Inc. As a result of this acquisition, Smith Barney Holdings Inc., a wholly owned subsidiary of the Company, became one of the largest retail brokerage firms in the United States.

             The Company's Investment Services segment consists of investment banking, brokerage, asset management and other financial services provided through Smith Barney Holdings Inc. and its subsidiaries, mutual fund management and distribution services provided through American Capital Management & Research, Inc. and its subsidiaries, and investment management services provided by RCM Capital Management, A California Limited Partnership.

             The Company's Consumer Finance Services segment includes consumer lending (including secured and unsecured personal loans, real estate-secured loans and consumer goods financing), and credit card and credit-related insurance services provided through Commercial Credit Company and its subsidiaries.

             The Company's Life Insurance Services segment includes individual life insurance, accident and health insurance, annuities and investment products which is offered primarily through The Travelers Insurance Company and its subsidiary and affiliated life insurance companies. Such affiliated companies now include Primerica Financial Services and its affiliates, Primerica Life Insurance Company and National Benefit Life Insurance Company, which primarily issue individual term life insurance and Transport Life Insurance Company. Primerica Financial Services and its affiliates are also engaged in securities brokerage consisting primarily of mutual fund sales.

             The Company's Property & Casualty Insurance Services segment provides insurance products including workers compensation, liability, automobile, property and multiple-peril to businesses and other institutions and automobile and homeowners insurance to individuals. Property and casualty insurance policies are issued primarily by The Travelers Indemnity Company and its subsidiary and affiliated property-casualty insurance companies which now includes Gulf Insurance Company.

             In addition to its four business segments, the Company's Corporate and Other segment consists of unallocated expenses and earnings primarily related to interest, corporate administration and certain corporate investments.

             The principal offices of the Company are located at 65 East 55th Street, New York, New York 10022, telephone (212) 891-8900. The Company was incorporated in Delaware in 1988.


                   RATIO OF EARNINGS TO FIXED CHARGES


                    Three Months Ended       Year Ended December 31,
                                          ------------------------------
                    March 31, 1994        1993  1992   1991  1990   1989
                    --------------        ----  ----   ----  ----   ----

   Ratio of earnings
     to fixed charges ........3.10        2.79  2.63   1.85  1.56   1.49



             The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges by fixed charges. For the purpose of this ratio, earnings available for fixed charges consist of pre-tax income from continuing operations adjusted for undistributed equity earnings and minority interest and fixed charges; and fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.


                        DESCRIPTION OF THE NOTES

          General

                    The 7 5/8% Notes and the 9 1/2% Notes are two outstanding series of securities issued under an Indenture dated as of July
          15, 1986, between old Travelers and Citibank, N.A., as trustee
          (the "Trustee"). That indenture, as supplemented by a First Supplemental Indenture dated as of December

          17, 1993 among old Travelers, the Company and the Trustee, is hereinafter referred to as the "Indenture."

                    The following descriptions of the terms of the Notes and the Indenture do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Indenture, a copy of which has been incorporated by reference or filed as an exhibit to the Registration Statement. The Company believes that all material terms of the Indenture are discussed in this Prospectus. Capitalized terms used and not otherwise defined in this section shall have the meanings assigned to them in the Indenture. Parenthetical section references refer to sections of the Indenture.

                    The Indenture does not limit the aggregate principal amount of Notes of the Company which may be issued thereunder and provides that Notes and other unsecured debt securities of the Company (the "Debt Securities") may be issued thereunder from time to time in one or more series, with the same or various maturities and may be sold at par, a premium or an original issue discount. The Debt Securities are unsecured obligations of the Company.

          Summary of Certain Provisions of the Indenture

                    Events of Default. The following are Events of Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay principal of any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to make any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Indenture; (e) certain events in bankruptcy, insolvency or reorganization; and
          (f) any other Event of Default provided with respect to Debt Securities of that series. (Section 5.1) If an Event of Default with respect to Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series (all affected series to be treated as a single series in certain specified cases) may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series and the interest accrued thereon to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, under certain circumstances, waive all defaults with respect to such series and rescind and annul such acceleration. (Section 5.1) For information as to waiver of defaults, see "Modification and Waiver."

                    The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity. (Section 6.2) Subject to such provisions for security or indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Section 5.9)

                    The Company is required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (Section 3.5)

                    Modification and Waiver. Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of Holders for the following purposes: (i) to pledge to the Trustee any property or assets of the Company as security for the Debt Securities; (ii) to evidence the succession of another corporation to the Company; (iii) to add additional covenants, restrictions, conditions or provisions with respect to the Debt Securities and to make a default in respect thereof an Event of Default; (iv) to cure any ambiguity or to correct or supplement any provision of the Indenture; (v) to establish the form or terms of Debt Securities of any series as permitted by the Indenture; and (vi) to evidence and provide for the acceptance of the appointment of a successor trustee or to change the provisions of the Indenture to provide for the administration of the trusts by more than one trustee.

                    Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of all series affected thereby (voting as a single class); provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby: (a) extend the final maturity of any Debt Security; (b) reduce the principal amount of any Debt Security; (c) reduce the rate or extend the time of payment of interest on any Debt Security; (d) change the currency of payment of principal or interest on any Debt Security; (e) reduce any amount payable on redemption of any Debt Security or reduce the amount of the principal of an Original Issue Discount Security payable upon an acceleration of the maturity thereof; (f) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security; (g) impair any right of repayment at the option of the Holder or (h) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture. (Section 8.2)

                    The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of, or premium (if any) or interest (if any) on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Section 5.10)

                    Consolidation, Merger and Sale of Assets. The Company may not merge or consolidate with, or sell or convey all or substantially all of its assets to, any Person, unless (i) the Company is the continuing corporation in any such merger or consolidation, or the Person (if other than the Company) that is the continuing corporation in any such merger or consolidation or that acquires all or substantially all of the assets of the Company is a corporation organized under the laws of the United States or any state thereof and expressly assumes the Company's obligations on the Debt Securities and under the Indenture and
          (ii) immediately after such transaction the Company or such other Person, as the case may be, is not in default in the performance of any of the covenants or conditions contained in the Indenture. (Article 9)


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


                    Defeasance. The Indenture provides that the Company, at the Company's option, (a) will be discharged from any and all obligations, including the Notes, (except for certain obligations including the obligations to register the transfer or exchange of Debt Securities, replace stolen, lost or mutilated Debt Securities and hold moneys for payment in trust) in respect of the Debt Securities of a series or (b) need not comply with certain provisions, including restrictive covenants (if any) of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium and interest, if any, on, the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise such option in case of defeasance described in clause
          (b) above, the Company is required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes. (Section 10.1)

                    Concerning the Trustee. Citibank, N.A. is the Trustee under the Indenture. The Company has and may from time to time in the future have banking relationships with the Trustee in the ordinary course of business.

          The 7 5/8% Notes

                    The 7 5/8% Notes mature on January 15, 1997 and bear interest at 7 5/8% per annum. Such interest is payable semi-annually on each July 15 and January 15 to the persons in whose names the 7 5/8% Notes are registered on the next preceding July 1 and January 1, respectively. Principal of and interest on the 7 5/8% Notes is payable, and the 7 5/8% Notes may be presented for registration of transfer and exchange, at the office or agency of the Company maintained for such purposes in New York, New York. Payment of interest may also be made by check mailed to the registered holders, at the option of the Company.

                    The 7 5/8% Notes are not redeemable prior to maturity and are not entitled to any sinking fund. The 7 5/8% Notes are currently listed on the New York Stock Exchange.

                    The 7 5/8% Notes were issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof.

          The 9 1/2% Notes

                    The 9 1/2% Notes mature on March 1, 2002 and bear interest at 9 1/2% per annum. Such interest is payable semi-annually on each March 1 and September 1 to the persons in whose names the 9 1/2% Notes are registered on the next preceding February 15 or August
          15, respectively. At the option of the Company, payment of interest with respect to the 9 1/2% Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the security register. (Sections 3.2 and 3.4)

                    The 9 1/2% Notes are not redeemable prior to maturity and are not entitled to any sinking fund.










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






                    The 9 1/2% Notes were issued only in fully registered form in denominations of $1,000 and integral multiples of $1,000 in excess thereof.


                                   USE OF PROCEEDS

                    The Company will not receive any of the proceeds from the sale of the Notes offered hereby. All offers and sales of Notes pursuant to this Prospectus will be for the account of Smith Barney in connection with market-making transactions.


                               MARKET-MAKING ACTIVITIES

                    This Prospectus may be used by Smith Barney in connection with offers and sales of the Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Smith Barney may act as principal or agent in such transactions. Smith Barney has no obligation to make a market in any of the Notes and may discontinue its market-making activities at any time without notice, at its sole discretion. No assurance can be made as to the existence or liquidity of a trading market for any of the Notes.

                    Smith Barney, a member of the National Association of Securities Dealers, Inc. (the "NASD") and an affiliate of the Company, will participate in offers and sales of the Notes covered by this Prospectus. Accordingly, such offers and sales will conform with the requirements set forth in any applicable sections of Schedule E to the By-Laws of the NASD.


                                    ERISA MATTERS

                    By virtue of the Company's affiliation with certain of its subsidiaries, including Smith Barney, that are involved in investment advisory and asset management activities, the Company and any direct or indirect subsidiary of the Company may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), with respect to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if the Notes are acquired by an employee benefit plan with respect to which the Company or any direct or indirect subsidiary of the Company is a party in interest, unless such securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the Notes should consult with its legal counsel.



















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






                                    LEGAL MATTERS

                    The continuing validity of the Notes will be passed upon for the Company by Charles O. Prince, III, Esq., General Counsel of the Company, The Travelers Inc., 65 East 55th Street, New York, New York 10022. Mr. Prince, Senior Vice President, General Counsel and Secretary of the Company, beneficially owns, or has rights to acquire under the Company's employee benefit plans, an aggregate of less than 1% of the Company's Common Stock.


                                       EXPERTS

                    The consolidated financial statements and schedules of the Company as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, included or incorporated by reference in the Company's Annual Report on Form 10-K for the year 1993, have been incorporated by reference herein, in reliance upon the reports (also incorporated by reference herein) of KPMG Peat Marwick, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick covering the December 31, 1993 consolidated financial statements refers to changes in the Company's methods of accounting for postretirement benefits other than pensions and accounting for postemployment benefits in 1993 and the Company's method of accounting for income taxes in 1992. The preacquisition consolidated balance sheets of The Travelers Corporation (old Travelers) and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations and retained earnings and cash flows for each of the three years in the period ended December 31, 1993 (the preacquisition financial statements), included in the Company's Annual Report on Form 10-K for the year 1993, have been incorporated by reference herein, in reliance upon the report which includes an explanatory paragraph referring to changes in the method of accounting and reporting for reinsurance in 1993, and its method of accounting for postretirement benefits other than pensions, accounting for income taxes and accounting for foreclosed assets in 1992 (also incorporated by reference herein) of Coopers & Lybrand, independent accountants, and upon the authority of said firm as experts in accounting and auditing. The combined statement of assets acquired and liabilities assumed of the Shearson Lehman Brothers and SLB Asset Management Divisions ("SLBD") of Shearson Lehman Brothers Holdings Inc. as of December 31, 1992 and 1991, the related combined statement of operations of SLBD for the years then ended and the combined statement of cash provided by net income, as adjusted for non cash expenses and changes in assets acquired and liabilities assumed, exclusive of investing and financing activities for the year ended December 31, 1992, included in the Company's Current Report on Form 8-K dated June 10, 1994 have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of Ernst
          & Young, independent auditors, given upon the authority of said firm as experts in accounting and auditing.

             No  dealer,   salesman  or
      any   other   person   has   been
      authorized     to     give    any
      information   or   to  make   any
      representations,    other    than
      those    contained    in     this
      Prospectus   or   the   documents
      incorporated     by     reference
      herein,  in  connection with  the
      offering   contained    in   this
      Prospectus,  and,  if  given   or
      made,    such    information   or
      representations   must   not   be
      relied   upon   as  having   been
      authorized  by  the  Company   or
      Smith  Barney.   This  Prospectus
      shall  not constitute an offer to
      sell, or  a solicitation  in such
      state.    The  delivery  of  this
      Prospectus  does  not imply  that
      the    information    herein   is
      correct    as    of   any    time
      subsequent to the date hereof.



               _______________





              TABLE OF CONTENTS


                                   Page
                                   ----

      Available Information . . . .   3
      Incorporation of Certain
      Documents by Reference . . . .  3

      The Company . . . . . . . . .   4
      Ratio of Earnings to
      Fixed Charges . . . . . . . .   5
      Description of the Notes  . .   5
      Use of Proceeds . . . . . . .   9
      Market-Making Activities  . .   9
      ERISA Matters   . . . . . . .   9
      Legal Matters . . . . . . . .  10
      Experts . . . . . . . . . . .  10

=======================================


                                  THE TRAVELERS INC.







                     $185,000,000 7 5/8% Notes due January 15, 1997
                   $300,000,000 9 1/2% Senior Notes due March 1, 2002











                                   _______________
                                      PROSPECTUS

                                                  , 1994
                                   _______________









                                  Smith Barney Inc.

                            =================================

                                       PART II

          Item 14.   Other Expenses of Issuance and Distribution.

              SEC registration fee . . . . . . . .               $   100
              Printing . . . . . . . . . . . . . .                50,000
              Fees of Independent Certified Public Accountants    35,000
              Miscellaneous expenses . . . . . . .                14,000
                                                              ----------

                Total expenses   . . . . . . . . .            $   79,100
                                                              ==========

                  Except for the SEC registration fee, all of the foregoing are estimates.


          Item 15.   Indemnification of Directors and Officers.

                   Subsection (a) of Section 145 of the General
          Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                   Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                   Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by

          Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section 3 of Article V of the Company's By-laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

                   The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including liabilities under the Securities Act of 1933, as amended. In certain employment agreements, the Company or its subsidiaries have also agreed to indemnify certain officers against loss from claims made against such officers in connection with the performance of their duties under their employment agreements. Such indemnification is generally to the same extent as provided in the Company's By-laws.

                   Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article ELEVENTH of the Company's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).


          Item 16. Exhibits.

          Exhibit
          Number   Description
          -------  -----------

            4.01 Indenture, dated as of July 15, 1986, between The Travelers Corporation ("old Travelers") and Citibank, N.A., as Trustee (the "Trustee"), incorporated by reference to
                   Exhibit 2 to the Registration Statement on
                   Form 8-A of old Travelers, dated January 13,
                   1987, File No. 1-5799.

            4.02 First Supplemental Indenture, dated as of December 17, 1993, among old Travelers, The Travelers Inc. (the "Company") and the Trustee, incorporated by reference to the Company's Form 8-A dated December 27, 1993, File No. 1-9924.

            4.03   Form of 7 5/8% Notes due January 15, 1997.

            4.04   Form of 9 1/2% Senior Notes due March 1, 2002.

            5.01   Opinion of Charles O. Prince, III, General
                   Counsel of the Company, as to the continuing legality of securities being registered.

          Exhibit No.            Description
          -----------            -----------



           12.01 Computation of ratio of earnings to fixed charges, incorporated by reference to Exhibit
                   12.01 to the Company's Annual Report on Form
                   10-K for the fiscal year ended December 31, 1993 (File No. 1-9924) and Exhibit 12.01 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1994 (File No. 1-9924).

           23.01   Consent of KPMG Peat Marwick, Independent
                   Certified Public Accountants.

           23.02   Consent of Coopers & Lybrand, Independent
                   Accountants.

           23.03   Consent of Ernst & Young, Independent
                   Auditors.

           23.04   Consent of Counsel (included in Exhibit 5.01).

           24.01 Powers of Attorney of certain directors of the Company.

           28.01 Information from Reports Furnished to State Insurance Regulatory Authorities. Schedule P of the Consolidated Annual Statement of The Travelers Insurance Group Inc. and its affiliated fire and casualty insurers, and Schedule P of the Consolidated Annual Statement of Gulf Insurance Company and its affiliated fire and casualty insurers, incorporated by reference to Exhibit 28.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 1-9924).

          Item 17. Undertakings.

               The undersigned registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 10th day of June, 1994.

                                               THE TRAVELERS INC.
                                               (Registrant)


                                               By:   /s/ James Dimon
                                                  -------------------------
                                                         James Dimon
                                                         President

                   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 10th of June, 1994.


             Signature                            Capacity
             ---------                            --------

                                          Chairman of the Board,
       /s/ Sanford I. Weill               Chief Executive Officer and
     ........................             Director (Principal Executive Officer)
           Sanford I. Weill

                                          President, Chief Operating Officer,
          /s/ James Dimon                 Chief Financial Officer and
     ........................             Director (Principal Financial Officer)
             James Dimon

                                          Senior Vice President and Chief
        /s/ Irwin Ettinger                   Accounting Officer (Principal
     ........................                   Accounting Officer)
          Irwin Ettinger



     ........................                           Director
       C. Michael Armstrong

                 *
     ........................                           Director
        Kenneth J. Bialkin



     ........................                           Director
         Richard H. Booth

                   Signature                       Capacity
                   ---------                       --------



           ........................                Director
                Edward H. Budd


                       *
           ........................                Director
            Joseph A. Califano, Jr.

                       *
           ........................                Director
               Robert W. Crispin


                       *
           ........................                Director
              Douglas D. Danforth

                       *
           ........................                Director
               Robert F. Daniell


                       *
           ........................                Director
              Leslie B. Disharoon


                       *
           ........................                Director
                Gerald R. Ford

                       *
           ........................                Director
              Robert F. Greenhill


                       *
           ........................                Director
                 Ann D. Jordan

                       *
           ........................                Director
                Robert I. Lipp

                   Signature                       Capacity
                   ---------                       --------


                       *
           ........................                Director
                Dudley C. Mecum


                       *
           ........................                Director
              Andrall E. Pearson

                       *
           ........................                Director
                Frank J. Tasco


                       *
           ........................                Director
               Linda J. Wachner

                       *
           ........................                Director
             Joseph R. Wright, Jr.


                       *
           ........................                Director
                 Arthur Zankel


                       *
           ........................                Director
                 Frank G. Zarb





          *  By:    /s/ James Dimon
                -----------------------------------
                        James Dimon
                        Attorney-in-fact

                              EXHIBIT INDEX
                              -------------



   Exhibit                                                      Filing
   Number     Description                                       Method
   -------    -----------                                       ------

     4.01     Indenture, dated as of July 15, 1986, between
              The Travelers Corporation ("old Travelers") and Citibank, N.A., as Trustee (the
              "Trustee"), incorporated by reference to
              Exhibit 2 to the Registration Statement on
              Form 8-A of old Travelers, dated January 13,
              1987, File No. 1-5799.

     4.02     First Supplemental Indenture, dated as of
              December 17, 1993, among old Travelers, The
              Travelers Inc. (the "Company") and the
              Trustee, incorporated by reference to the Company's Form 8-A dated December 27, 1993,
              File No. 1-9924.

     4.03     Form of 7 5/8% Notes due January 15, 1997.       Electronic

     4.04     Form of 9 1/2% Senior Notes due March 1, 2002.   Electronic

     5.01     Opinion of Charles O. Prince, III, General
              Counsel of the Company, as to the continuing
              legality of securities being registered.         Electronic

     12.01 Computation of ratio of earnings to fixed charges, incorporated by reference to
              Exhibit 12.01 to the Company's Annual Report on Form 10-K for the fiscal year ended
              December 31, 1993 (File No. 1-9924) and
              Exhibit 12.01 to the Company's Quarterly
              Report on Form 10-Q for the quarterly period ended March 31, 1994 (File No. 1-9924).

     23.01    Consent of KPMG Peat Marwick, Independent
              Certified Public Accountants.                    Electronic

     23.02    Consent of Coopers & Lybrand, Independent
              Accountants.                                     Electronic

     23.03    Consent of Ernst & Young, Independent
              Auditors.                                        Electronic

     23.04    Consent of Counsel (included in Exhibit
              5.01).

   Exhibit                                                      Filing
   Number     Description                                       Method
   ------     -----------                                       ------

     24.01    Powers of Attorney of certain directors of
              the Company.                                     Electronic

     28.01    Information from Reports Furnished to State
              Insurance Regulatory Authorities.  Schedule
              P of the Consolidated Annual Statement of
              The Travelers Insurance Group Inc. and its affiliated fire and casualty insurers, and Schedule P of the Consolidated Annual
              Statement of Gulf Insurance Company and its affiliated fire and casualty insurers, incorporated by reference to Exhibit 28.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993
              (File No. 1-9924).













                                    2